UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2005

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

10 Main Street, Rochester, NH 03839
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A
(Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01 Other Events

On May 20, 2005 the Company held its 2005 annual meeting of shareholders with a quorum present. A plurality of the shares present in person or represented by proxy voted in favor of all director nominees for three year terms. The proposal to ratify the Company’s independent public accountants and the proposal to amend the Company’s 2004 Stock Incentive Plan to increase the underlying shares of common stock authorized and available for issuance from 5,000,000 to 8,000,000 shares received the affirmative vote of a majority of eligible shares present in person or represented by proxy at the meeting and entitled to vote on the respective proposals.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: May 24, 2005	By:	/s/ James F. Brooks
James F. Brooks,
Chief Executive Officer and President